UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2016 (January 28, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cash Retention Awards.

On January 28, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Key Energy Services, Inc. (the “Company”), after discussion with a compensation consultant, used its discretion to approve the following cash retention awards to the Company’s named executive officers as follows:

Cash Retention Awards
Richard J. Alario Chief Operating Officer	0
Robert Drummond* President and Chief Operating Officer	$766,000
J. Marshall Dodson Senior Vice President and Chief Financial Officer	$425,000
Kim B. Clarke Senior Vice President, Administration and Chief People Officer	0

*	Although Mr. Drummond is not currently a named executive officer of the Company and as a result disclosure of his compensation is not required under Item 5.02 (e) of Form 8-K, the Company has previously disclosed that Mr. Drummond will become Chief Executive Officer of the Company upon the retirement of Mr. Alario which shall occur prior to December 31, 2016.

The cash retention awards will be paid out in a lump sum cash payment on the first regularly scheduled pay date after June 30, 2017 if the following criteria is satisfied:

(i)	the named executive officer is continuously employed by the Company from the date of the Agreement (as defined below) through June 30, 2017 (the “Retention Period”);

(ii)	The named executive officer has not given notice of his intent to resign from employment prior to or on June 30, 2017.

In the event of a Change of Control (as defined in the Form of Cash Retention Award Agreement (the “Agreement”)) and the named executive officer is terminated by the Company for any reason, except for Cause (as defined in the Agreement), the cash retention award will be paid pro-rata calculated by multiplying the cash retention award by a fraction, the numerator of which shall equal the number of days that have passed between the date of the agreement and the date of the named executive’s separation from service with the Company, and the denominator of which shall be the full number of days of the Retention Period.

The Agreement used in connection with these cash retention awards is filed as Exhibit 99.1 hereto.

2016 Base Salary and 2015 Bonus.

On January 28, 2016, the Committee, after discussion with a compensation consultant, approved base salaries for 2016 and cash bonuses for 2015 for certain of the Company’s executive officers, including the Company’s named executive officers. Cash bonus amounts for 2015 include payments to be made pursuant to the Company’s 2015 management incentive plan. The Committee did not approve any salary increases for the named executive officers. The approved 2016 base salary and 2015 cash bonus amounts for each of the named executive officers are set forth in the table below:

	2016 Base Salary	2015 Cash Bonus
Richard J. Alario Chief Operating Officer	$865,000	$150,000
Robert Drummond* President and Chief Operating Officer	$625,000	$200,000
J. Marshall Dodson Senior Vice President and Chief Financial Officer	$375,000	$125,000
Kim B. Clarke Senior Vice President, Administration and Chief People Officer	$360,000	$70,000

*	Although Mr. Drummond is not currently a named executive officer of the Company and as a result disclosure of his compensation is not required under Item 5.02 (e) of Form 8-K, the Company has previously disclosed that Mr. Drummond will become Chief Executive Officer of the Company upon the retirement of Mr. Alario which shall occur prior to December 31, 2016.

2016 Management Incentive Plan

On January 28, 2016, the Committee approved a performance based cash bonus plan for 2016, the 2016 Management Incentive Plan (the “MIP”), pursuant to which all eligible Company employees, including named executive officers, will be eligible to receive a cash bonus. Under the MIP, eligible employees, including each of the named executive officers, may receive cash bonuses upon the achievement of certain performance criteria in the event that they are still employed by the Company at the time of any payout to be made in 2017.

The amount of bonuses paid under the MIP will be determined by the Committee after evaluating (i) Company financial performance metrics, (ii) relative peer performance metrics, (iii) safety metrics and (iv) overall performance metrics, including corporate and individual goals. Performance criteria and individual goals and the weighting of both may differ for each participant depending on whether they are considered to be an operational or non-operational participant. The MIP will be measured in two six month periods: (a) January 1, 2016 through June 30, 2016 and (b) July 1, 2016 through December 31, 2016. Each period will have a 50% weighting and any resulting payout will occur after the 2016 calendar year-end. The Committee will focus on cash management in 2016 and will use discretion in considering the resulting bonus payout. The specific goals and performance criteria, including the respective weighting of such, have not yet been communicated to the MIP participants.

Item 8.01	Other Events.

The Board of Directors of the Company currently intends to hold its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) on Thursday, November 17, 2016. The exact time and location of the 2016 Annual Meeting will be specified in the Company’s proxy statement for the 2016 Annual Meeting. Because the expected date of the 2016 Annual Meeting will be more than 30 days after the anniversary of the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934 (the “Exchange Act”), the Company is informing stockholders of the change.

For stockholders who wish to present a proposal to be considered for inclusion in the Company’s proxy statement and for consideration at the 2016 Annual Meeting, the Company has set a new deadline for the receipt of such proposals in accordance with Rule 14a-8 under the Exchange Act. In order to be considered timely, the proposal must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices prior to the close of business on July 20, 2016, which the Company has determined is a reasonable time before the Company begins to print and mail its proxy materials. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

For stockholders who wish to present a proposal for nominations or other business for consideration at the 2016 Annual Meeting pursuant to the advance notice provisions contained in the Company’s by-laws, because the date of the 2016 Annual Meeting is more than 60 days after the anniversary of the 2015 Annual Meeting, the proposal must be delivered to the Company’s Corporate Secretary at the Company’s principal executive offices no earlier than July 20, 2016, which is the one hundred twentieth day prior to the 2016 Annual Meeting and no later than the close of business on August 19, 2016, which is the later of (i) the ninetieth day prior to the 2016 Annual Meeting and (ii) the tenth day following the date on which notice of the date of the 2016 Annual Meeting was mailed or public disclosure of the date of the 2016 Annual Meeting was made by the Company, whichever first occurs.

Proposals should be sent to the Company’s Corporate Secretary by mail to Key Energy Services, Inc., 1301 McKinney Street, Suite 1800, Houston, Texas 77010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Cash Retention Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: February 3, 2016	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Form of Cash Retention Award Agreement.